Exhibit 99.1

Media:	Molly Boyd
(713) 627-5923
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	August 6, 2007

Spectra Energy Reports Second Quarter 2007 Results

•	Second quarter reported net income of $196 million; ongoing net income of $192 million

•	Reported net income per diluted share (EPS) of $0.31; ongoing EPS of $0.30

•	Well positioned to achieve 2007 financial goals

•	Significant progress made toward $3 billion 2007–2009 capital expansion including 80 percent increase in year to date capital spend.

•	Quarterly dividend of $0.22 paid

HOUSTON - Spectra Energy (NYSE:SE) today reported second quarter 2007 net income of $196 million, or $0.31 diluted earnings per share, compared with net income of $320 million in second quarter 2006.

Results include the positive effect of special items and discontinued operations of $4 million in second quarter 2007, and the positive effect of special items and discontinued

operations of $56 million in the prior year quarter. Excluding these factors in both periods, ongoing net income was $192 million this quarter compared with $264 million in the second quarter 2006. The prior year period benefited from a $30 million tax rate reduction, which was not repeated in the second quarter 2007. The decline in earnings from Field Services and Western Canada Transmission & Processing largely accounted for the remaining variance.

The second quarter 2007 results reflect strong ongoing operations in our Distribution business and continued solid U.S. Transmission results, offset by lower Earnings Before Interest and Taxes (EBIT) in the Western Canada Transmission & Processing and Field Services businesses. Western Canada was affected by two scheduled plant maintenance turnarounds and Field Services experienced severe thunderstorms resulting in power outages. The affected plants at both Western Canada and Field Services were back on-line by the end of the second quarter.

Spectra Energy Transmission 2007 year-to-date capital spending increased more than 80 percent compared to the prior year period, reflecting significant progress made on the $3 billion expansion program for the 2007-2009 period. A total of approximately $650 million of capital projects are expected to be placed in service before the end of the year, at which time they will start contributing to EBIT.

In July 2007, Spectra Energy completed its initial public offering of Spectra Energy Partners, LP (SEP). Spectra Energy retained an 83 percent equity interest in SEP, and received net cash of $345 million.

“Based on the results year-to-date, the progress of our capital expansion program, the successful launch of our master limited partnership, and the strong commodity price environment we are now seeing, the company is well positioned to achieve its 2007 financial goals,” said Fred Fowler, president and chief executive officer of Spectra Energy. “We are committed to delivering results to shareholders with solid, steady growth and an attractive dividend.”

Special items affecting Spectra Energy’s EPS for the quarter include:

(in millions, except per share amounts)

	Pre-tax amount	Tax Effect	Net Income Impact	EPS Impact
Second Quarter 2007
Separation costs	$(7)	$2	$(5)	$(0.01)
DCP Midstream stand alone costs	(3)	1	(2)	—

Total	$(10)	$3	$(7)	$(0.01)

Second Quarter 2006
Cinergy costs to achieve	$(9)	$3	$(6)	N/A
Separation costs	(2)	1	(1)	N/A

Total	$(11)	$4	$(7)	N/A *

*	There were no shares of Spectra Energy outstanding in 2006, therefore EPS is not applicable

Reconciliation of reported to ongoing net income (in millions)

	Three months ended June 30,
	2007	2006
Net Income as Reported	$196	$320
Adjustments to Reported Net Income:
Special Items	7	7
Income from Discontinued Operations*	(11)	(63)

Ongoing Net Income	$192	$264

*	Related to operations transferred back to Duke Energy prior to spin-off of Spectra Energy from Duke Energy

Reconciliation of reported to ongoing diluted EPS

2nd Q 2007
Diluted EPS as reported	$0.31
Special items	0.01
Discontinued operations	(0.02)

Diluted EPS, ongoing	$0.30

U.S. Transmission

The U.S. Transmission segment is comprised of more than 12,800 miles of transmission pipelines and 115 billion cubic feet of storage capacity serving customers in various regions of the Northeast and Southeast United States.

U.S. Transmission reported second quarter 2007 segment EBIT of $223 million, compared with $230 million in second quarter 2006. The modest decrease is primarily a result of lower gas processing volumes associated with pipeline operations in second quarter 2007 compared with second quarter 2006. In addition, increased revenues from the Maritimes & Northeast pipeline, and from expansion projects, were substantially offset by higher operating costs.

U.S. Transmission advanced a number of growth projects this quarter including the TIME II expansion, Northeast Gateway lateral, Egan storage expansion, and the Cape Cod Extension. In addition, both Ramapo and Maritimes & Northeast Phase IV received final permits.

Distribution

Spectra Energy’s Distribution segment, through its Union Gas subsidiary, provides natural gas distribution service to commercial, industrial and residential customers in Ontario, as well as storage and transportation services for other utilities and end market participants in Ontario, Quebec, and the United States.

Distribution reported a strong second quarter 2007 segment EBIT of $54 million compared with $39 million in second quarter of 2006, or a 38 percent increase. This increase is primarily attributable to increased customer usage and distribution rates, higher storage revenues and increased transmission volumes.

Storage revenues increased as a result of higher prices, and transmission revenues benefited from the completion of Phase 1 of the Dawn-Trafalgar expansion project, which was placed into service at the end of 2006.

Western Canada Transmission & Processing

The Western Canada Transmission & Processing business is focused on the gathering, processing and transmission of natural gas, and the extraction, fractionation, transportation, storage and marketing of natural gas liquids.

Western Canada Transmission & Processing reported second quarter 2007 segment EBIT of $48 million, compared with $89 million in second quarter 2006. The lower earnings were driven primarily by two scheduled plant maintenance turnarounds at the Pine River and Empress processing plants. In addition, the Fort Nelson region realized lower revenues due primarily to lower volumes associated with reduced producer activity.

Field Services

Field Services consists of Spectra Energy’s 50 percent interest in DCP Midstream, a gathering and processing, transportation, storage and marketing company.

Field Services reported second quarter 2007 segment EBIT of $123 million, compared with $148 million in second quarter 2006. The 2007 earnings include $3 million in costs related to the creation of stand-alone corporate functions. The remaining decrease resulted primarily from reduced processing margins due to unplanned outages at plants, mostly in southeastern New Mexico and in western Kansas, that were caused by severe thunderstorms.

In addition, Field Services experienced higher operating costs in the second quarter, including higher planned spending on asset integrity and other cost increases resulting from industry price pressures. These earnings decreases were partially offset by favorable NGL prices over the prior year quarter.

During the quarter, Field Services paid tax distributions and dividends of approximately $111 million to Spectra Energy.

Other

“Other” is primarily comprised of corporate costs and captive insurance.

“Other” reported net costs of $26 million in the second quarter of 2007 which includes $7 million of separation costs, compared with net costs of $35 million in the second quarter of 2006, which includes $11 million of costs to achieve the Duke Energy/Cinergy merger and the gas spin-off separation.

Interest Expense

Interest expense was $156 million for the quarter, compared with $148 million for the second quarter 2006, increasing largely as a result of interest costs capitalized in the prior period for capital projects of businesses transferred to Duke Energy.

Income Taxes

Second quarter 2007 income tax expense from continuing operations was $85 million, compared with $73 million in the second quarter of 2006. For the 2007 quarter, Spectra Energy’s effective tax rate was 32 percent, compared with the 2006 second quarter rate of 22 percent. The unusually low tax rate in the prior period resulted from a state income tax benefit of $30 million which resulted from the completion of Duke Energy’s acquisition of Cinergy.

Additional Information

Additional information about second quarter 2007 earnings can be obtained at the Spectra Energy Web site: www.spectraenergy.com

The analyst call is scheduled for 9 a.m. CDT today, Monday August 6, to discuss Spectra Energy’s second quarter results. The conference call can be accessed via the investors’ section of Spectra Energy’s Web site (www.spectraenergy.com) or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The confirmation code is “Spectra Energy Analyst Call.”

Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight CDT, November 6, 2007, by dialing (800) 642-1687 with a Conference ID 6556421. The international replay number is (706) 645-9291, Conference ID 6556421. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Non-GAAP Financial Measures

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Spectra Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Spectra Energy also uses ongoing segment and Other EBIT as a measure of historical and anticipated future segment and other performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of any forecasted ongoing segment or Other EBIT and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Forward-looking statement

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the levels of supply and demand for natural gas in our areas of operation; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; our ability to successfully complete and integrate future acquisitions; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; and our ability to operate effectively as a stand-alone, publicly-traded company. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2006 Form 10-K, filed on April 2, 2007, and in our other filings made with the Securities and Exchange Commission, which are available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE) is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage and distribution. For close to a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 17,500 miles of transmission pipeline, 265 billion cubic feet of storage, natural gas gathering and processing, natural gas liquids operations and local distribution assets. Spectra Energy Corp also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Visit www.spectraenergy.com for more information.

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Spectra Energy Corp

June 2007

Quarterly Highlights

(Unaudited)

(In million, except per share amounts and where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
COMMON STOCK DATA
Earnings Per Share, from continuing operations
Basic and Diluted	$0.29	N/A	$0.66	N/A
Earnings Per Share, from discontinued operations
Basic and Diluted	$0.02	N/A	$0.02	N/A
Earnings Per Share - total
Basic and Diluted	$0.31	N/A	$0.68	N/A
Dividends Per Share	$0.22	N/A	$0.44	N/A
Weighted-Average Shares Outstanding
Basic	632	N/A	631	N/A
Diluted	635	N/A	635	N/A

INCOME
Operating Revenues	$985	$981	$2,386	$2,466

Total Reportable Segment EBIT	448	506	968	1,085
Other EBIT	(26)	(35)	(41)	(84)
Interest Expense	(156)	(148)	(311)	(291)
Interest Income and Other (a)	4	7	9	12
Income Tax Expense from Continuing Operations	(85)	(73)	(204)	(221)
Income from Discontinued Operations	11	63	11	41

Net Income	$196	$320	$432	$542

Earnings Available for Common Stockholders	$196	$320	$432	$542

CAPITALIZATION
Common Equity			38%
Minority Interests			4%
Total Debt			58%

Total Debt			$9,278
Book Value Per Share			$9.72
Actual Shares Outstanding			632

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission			$318	$101
Distribution			114	121
Western Canada Transmission & Processing			68	53
Other (b)			18	297

Total Capital and Investment Expenditures			$518	$572

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$223	$230	$443	$465
Distribution	54	39	198	157
Western Canada Transmission & Processing	48	89	122	171
Field Services	123	148	205	292

Total Reportable Segment EBIT	$448	$506	$968	$1,085
Other EBIT	(26)	(35)	(41)	(84)
Interest Expense	(156)	(148)	(311)	(291)
Interest Income and Other (a)	4	7	9	12

Consolidated Earnings from Continuing Operations Before Income Taxes	$270	$330	$625	$722

(a)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(b)	Other in 2006 includes capital expenditures of operations transferred to Duke Energy.

Spectra Energy Corp

June 2007

Quarterly Highlights

(Unaudited)

(In millions, except where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
U.S. TRANSMISSION
Operating Revenues	$370	$371	$747	$768
Operating Expenses
Operating, Maintenance and Other	97	96	202	237
Depreciation and Amortization	52	50	105	101
Gains on Sales of Other Assets, net	—	—	1	28
Other Income, net of expense	11	13	22	22
Minority Interest Expense	9	8	20	15

EBIT	$223	$230	$443	$465

Proportional Throughput, Tbtu (a)	502	416	1,110	974

DISTRIBUTION
Operating Revenues	$351	$316	$1,064	$1,085
Operating Expenses
Natural Gas Purchased	174	159	628	693
Operating, Maintenance and Other	83	81	161	163
Depreciation and Amortization	40	37	77	72

EBIT	$54	$39	$198	$157

Number of customers			1,276	1,255
Heating Degree Days (Fahrenheit)	947	869	4,635	4,149
Pipeline Throughput, Tbtu	153	146	453	404

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$262	$288	$573	$600
Operating Expenses
Natural Gas and Petroleum Products Purchased	64	66	173	173
Operating, Maintenance and Other	109	100	204	188
Depreciation and Amortization	34	33	66	68
Other Income, net of expense	(3)	1	1	4
Minority Interest Expense	4	1	9	4

EBIT	$48	$89	$122	$171

Pipeline Throughput, Tbtu	131	148	292	299
Volumes Processed, Tbtu	169	188	348	358
Empress Inlet Volumes, Tbtu	141	217	333	418

FIELD SERVICES
Operating Expenses	$—	$1	$—	$3
Equity in Earnings of DCP Midstream, LLC	123	149	205	295

EBIT	$123	$148	$205	$292

Natural Gas Gathered and Processed/Transported, Tbtu/day (b)	6.9	6.7	6.7	6.8
Natural Gas Liquids Production, MBbl/d (b, c)	362	365	354	361
Average Natural Gas Price per MMBtu (d)	$7.55	$6.79	$7.16	$7.88
Average Natural Gas Liquids Price per Gallon	$1.05	$0.98	$0.96	$0.93

OTHER
Operating Revenues	$8	$25	$15	$32
Operating Expenses	34	59	60	112
Other Income, net of expense	—	(1)	4	(4)

EBIT	$(26)	$(35)	$(41)	$(84)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes.
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub.

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Operating Revenues	$985	$981	$2,386	$2,466
Operating Expenses	683	661	1,665	1,789
Gains on Sales of Other Assets, net	—	1	1	29

Operating Income	302	321	722	706

Other Income and Expense	139	168	245	329
Interest Expense	156	148	311	291
Minority Interest Expense	15	11	31	22

Earnings From Continuing Operations Before Income Taxes	270	330	625	722
Income Tax Expense from Continuing Operations	85	73	204	221

Income From Continuing Operations	185	257	421	501
Income From Discontinued Operations, net of tax	11	63	11	41

Net Income	$196	$320	$432	$542

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30, 2007	December 31, 2006
ASSETS

Current Assets	$1,615	$1,625
Investments and Other Assets	5,898	5,346
Net Property, Plant and Equipment	13,176	12,394
Regulatory Assets and Deferred Debits	1,075	980

Total Assets	$21,764	$20,345

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$2,785	$2,358
Long-term Debt	7,734	7,726
Deferred Credits and Other Liabilities	4,507	4,057
Minority Interests	594	565
Stockholders’ Equity	6,144	5,639

Total Liabilities and Stockholders’ Equity	$21,764	$20,345

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$432	$542
Adjustments to reconcile net income to net cash provided by operating activities	257	(348)

Net cash provided by operating activities	689	194

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	(504)	1,421

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	45	(1,550)

Net increase in cash and cash equivalents	230	65
Cash and cash equivalents at beginning of period	299	491

Cash and cash equivalents at end of period	$529	$556

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2007 Quarter-to-date

(In millions, except per-share amounts)

		Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Gain on Sales of Assets	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$223	$—		$—	$—		$—	$223

Distribution	54	—		—	—		—	54

Western Canada Transmission & Processing	48	—		—	—		—	48

Field Services	123	3	A	—	—		3	126

Total Reportable Segment EBIT	448	3		—	—		3	451

Other	(26)	7	B	—	—		7	(19)

Total Reportable Segment EBIT and Other EBIT	$422	$10		$—	$—		$10	$432

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$422	$10		$—	$—		$10	$432
Interest Expense	(156)	—		—	—		—	(156)
Interest Income and Other	4	—		—	—		—	4
Income Taxes from Continuing Operations	(85)	(3)		—	—		(3)	(88)
Discontinued Operations, Net of Taxes	11	—		—	(11	) C	(11)	—

Total Earnings	$196	$7		$—	$(11)		$(4)	$192

EARNINGS PER SHARE, BASIC	$0.31	$0.01		$—	$(0.02)		$(0.01)	$0.30

EARNINGS PER SHARE, DILUTED	$0.31	$0.01		$—	$(0.02)		$(0.01)	$0.30

Note 1 - Amounts for special items are net of minority interest, if applicable

A	- Costs to create stand-alone corporate functions at DCP Midstream.
B	- Separation costs resulting from the spin-off from Duke Energy.
C	- Sonatrach settlement.

Weighted Average Shares (reported and ongoing) - in millions

Basic	632
Diluted	635

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2006 Quarter-to-date

(In millions, except per-share amounts)

		Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Net Gain on Settlement of Contract	Gain on Sales of Assets	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$230	$—		$—	$—	$—		$—	$230

Distribution	39	—		—	—	—		—	39

Western Canada Transmission & Processing	89	—		—	—	—		—	89
Field Services	148	—		—	—	—		—	148

Total Reportable Segment EBIT	506	—		—	—	—		—	506

Other	(35)	11	A	—	—	—		11	(24)

Total Reportable Segment EBIT and Other EBIT	$471	$11		$—	$—	$—		$11	$482

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$471	$11		$—	$—	$—		$11	$482
Interest Expense	(148)	—		—	—	—		—	(148)
Interest Income and Other	7	—		—	—	—		—	7
Income Taxes from Continuing Operations	(73)	(4)		—	—	—		(4)	(77)
Discontinued Operations, Net of Taxes	63	—		—	—	(63	) B	(63)	—

Total Earnings	$320	$7		$—	$—	$(63)		$(56)	$264

EARNINGS PER SHARE, BASIC	N/A	$—		$—	$—	$—		$—	N/A

EARNINGS PER SHARE, DILUTED	N/A	$—		$—	$—	$—		$—	N/A

Note 1 - Amounts for special items are net of minority interest, if applicable.

A	- $2 million Gas Spin-Off costs to achieve allocated from Duke; $9 million Cinergy merger costs to achieve allocated from Duke.
B	- Businesses transferred to Duke Energy prior to the spin-off of Spectra Energy recorded in Loss from Discontinued Operations, net of tax on the Consolidated Statement of Operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic	N/A
Diluted	N/A